UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULED 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Securities Exchange Act of 1934 (Amendment No. ___)

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Edison International

Southern California Edison Company

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EDISON INTERNATIONAL AND SOUTHERN CALIFORNIA EDISON COMPANY
Proxy Statement Supplement Dated March 20, 2019
The information below supplements the 2019 Joint Proxy Statement and Notice of Annual Meeting (the “Proxy Statement”) of Edison International (“EIX”) and Southern California Edison Company (“SCE”) (together, the “Company”) furnished to shareholders and filed with the Securities and Exchange Commission (“SEC”) on March 15, 2019. This Supplement is being filed with the SEC and made available to shareholders at the Company’s website at www.edison.com/annualmeeting.
Director Brett White
The Proxy Statement identifies director Brett White as a nominee for re-election to the EIX and SCE Boards of Directors (together, the “Board”) at the Annual Meeting of Shareholders to be held on April 25, 2019 (the “Annual Meeting”). On March 19, 2019, Mr. White notified the Company he has decided not to stand for re-election to the Board at the Annual Meeting for reasons related to his duties as Chairman and Chief Executive Officer of Cushman & Wakefield. He will leave the Board effective on the date of the Annual Meeting and is no longer a nominee for re-election to the Board.
Mr. White informed the Company that his increased responsibilities as Chairman and Chief Executive Officer of Cushman & Wakefield, which became a public company in 2018, make it difficult to continue to devote the time required to effectively serve on the Board. Following the company’s initial public offering, Mr. White extended his employment agreement with Cushman & Wakefield through 2021. He identified his role as CEO of a newly public company headquartered in Chicago, an increase in international travel, regular participation in industry and investor events, and other demands on his time that create potential conflicts with EIX and SCE Board meetings as specific factors in his decision. Cushman & Wakefield’s Lead Director requested that Mr. White not serve on an outside public company board at this time. Mr. White’s decision not to stand for re-election did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.
Mr. White joined the Board in 2007. He served as Lead Director from April 2014 to September 2016. He has served on the Compensation and Executive Personnel Committee throughout his almost 12 years of service on the Board, including five years as Chair of the Committee. He has served on the Nominating/Corporate Governance Committee for 11 years.
The Board recommends that you vote “FOR” each of the remaining nominees in the Proxy Statement.
Additional Information
Except for the information set forth above, this Supplement does not modify, amend, or otherwise affect the Proxy Statement. To the extent information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement was furnished to shareholders and filed with the SEC on March 15, 2019. Shareholders are encouraged to read the Proxy Statement together with this Supplement.
Shareholders may vote their proxy by following the instructions on the Notice of Internet Availability or Proxy Card sent by the Company. If you have already voted, you do not need to take additional action unless you wish to change your vote. Votes made with respect to Mr. White will have no effect.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Proxy Statement and Annual Report are available at www.edison.com/annualmeeting.